SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2007

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 1, 2007, the Company filed a Current Report on Form 8-K/A with regard to the dismissal of its prior auditor and the engagement of Stegman & Company as its new auditor. At the time of filing, the Company had not received conformation from its prior auditor that it agreed with the disclosure as required by Regulation S-B Item 304(a)(3). On November 7, 2007, the Company received conformation from its prior auditor that it agreed with the Company’s disclosure. This Current Report on Form 8-K/A is being filed in order to update the Company’s prior disclosure and provide the letter submitted by the Company’s prior auditor as required by Regulation S-B Item 304(a)(3).

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective October 10, 2007, the Audit Committee of the Board of Directors dismissed Dave Banerjee CPA (“Banerjee”) as its independent registered public accounting firm.  Effective October 15, 2007, the Audit Committee engaged Stegman & Company (the “New Auditor”) as its independent registered public accounting firm.

Banerjee’s report on the Company’s financial statements for the past year did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Banerjee, for the last two fiscal years or the interim period from April 1, 2007 through the date of his dismissal on October 10, 2007, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Banerjee, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the two most recent fiscal years and the interim period from April 1, 2007 through October 15, 2007, neither the Registrant nor anyone on its behalf consulted the New Auditor regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written report or oral advice was provided to the Registrant that the New Auditor concluded was an important factor considered by the Registrant in reaching a decision as an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event (as defined in Regulation S-B Item 304(a)(1)).

The Company has provided Banerjee with a copy of the disclosures it is making in response to this Item 4.01 prior to the day that this Current Report on Form 8-K/A is being filed with the SEC. The Company requested that Banerjee furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. On November 7, 2007, we received the letter from Banerjee. A copy of such letter, dated November 5, 2007 is filed as Exhibit 16 to this Form 8-K/A.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

16	Letter from Dave Banerjee CPA to the Securities and Exchange Commission, dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc.

Date: November 8, 2007	By:	/s/ John Conron
John Conron
Chief Financial Officer